FIRST AMENDMENT TO 2024 OMNIBUS EQUITY INCENTIVE PLAN
This First Amendment (the “Amendment”) to the 2024 Omnibus Equity Incentive Plan (the “Plan”) of Applied Digital Corporation (the “Company”), is made as September 8, 2025. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.
W I T N E S S E T H:
WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;
WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 10,000,000 to 25,000,000, subject to approval by the Company’s stockholders.
NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:
1. Amendment to Section 4.1(a). Section 4.1(a) of the Plan is hereby amended and restated in its entirety, to read as follows:
4.1 Plan Share Limitation
(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 25,000,000 shares. In no event will the aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options exceed 25,000,000.
2. This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.
3. Except as set forth herein, the Plan shall remain in full force and effect without modification.
BOARD APPROVAL: September 4, 2025
STOCKHOLDER APPROVAL: November 5, 2025